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 October 22, 2002
                                                             SCOTT R. MACLEOD
                                                             Internet Address:
                                                             smacleod@hklaw.com
                                                             (407) 244-5239



Blue and White Funds Trust
11111 Santa Monica Boulevard, Suite 705
Los Angeles, California 90025


         Re:      Blue and White Funds Trust


Dear Sirs:

     We understand that Blue and White Funds Trust, a Delaware business trust (the "Trust"), has filed with the Securities and Exchange Commission a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940.

     In connection with the registration of shares under its Registration Statement, we have examined the Trust's Declaration of Trust, its By-Laws, and the Registration Statement, as amended, or as proposed to be amended, including all exhibits thereto, as well as such other records and documents as we have deemed necessary. Based upon such examination, we are of the opinion that:

     1. The Trust has been duly organized and is validly existing in good standing as a business trust under the laws of the state of Delaware; and

     2. The shares of beneficial interest in the Trust to be offered to the public have been duly authorized for issuance and will be legally issued, fully paid and nonassessable when said shares have been issued and sold in accordance with the terms and in the manner set forth in the Trust's Registration Statement, as amended.

     We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement and to the reference to our name in the documents comprising said Registration Statement.

                                             Very truly yours,

                                             HOLLAND & KNIGHT LLP


                                             By:      /s/ Scott R. MacLeod
                                                      ----------------------
                                                      Scott R. MacLeod